Exhibit 10.34

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM made as of the 10th day of August, 2006, between BRANDYWINE OPERATING PARTNERSHIP, a Delaware Limited Partnership, with an office at 401 Plymouth Road.  Suite 500, Plymouth Meeting, Pennsylvania 19462 (“Landlord”) and MEDQUIST INC. (“Tenant”), who entered into a lease amendment dated for reference purposes as of March 10, 2006 covering certain premises located at 1000 Bishops Gate Boulevard, Mt.  Laurel, New Jersey 08054.  All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1.             The Parties to this Memorandum hereby agree that the date of July 24, 2006 is the “Additional Premises Commencement Date” of the Term, that the date June 30, 2014 is the expiration date of the Lease.

2.             Tenant hereby confirms the following:

a.             That it has accepted possession of the Additional Premises pursuant to the terms of the Amendment;

b.             That the improvements, if any, including the Landlord Work, required to be furnished according to the Amendment by Landlord have been substantially completed in accordance with the terms and conditions of the Amendment;

c.             That Landlord has fulfilled all its duties of an inducement nature or as otherwise set forth in the Lease;

d.             That there are no offsets or credits against rentals.

e.             That there is no default by Landlord or Tenant under the Lease or Amendment and the Lease and Amendment is in full force and effect.

f.              The Rentable Square Footage of the Additional Premises is 2,941.

g.             Tenant’s Fixed Rent for the Additional Premises (2,941 RSF) is as follows:

LEASE YEAR	PER SF	MONTHLY INSTALLMENT	ANNUAL FIXED RENT

APCD-06/30/07	$23.50	$5,795.46	$69,113.52
7/1/07-6/30/08	$24.00	$5,882.00	$70,584.00
7/1/08-6/30/09	$24.50	$6,004.54	$72,054.48
7/1/09-6/30/10	$25.00	$6,127.08	$73,524.96
7/1/10-6/30/11	$25.50	$6,249.63	$74,995.56
7/1/11-6/30/12	$26.00	$6,372.17	$76,466.04
7/1/12-6/30/13	$26.50	$6,494.71	$77,936.52
7/1/13-6/30/14	$27.00	$6,617.25	$79,407.00

*Plus costs associated with Article 6 and Article 7 of the Original Lease.

h.             Tenant’s Allocated Share of the Building is 73.56%.

3.             Landlord hereby confirms to Tenant that its Building Number is 292 and its Lease Number is 005342.  This information must accompany each Rent check or wire payment.

4.             Tenant’s Notice Address is:

Medquist Inc.
1000 Bishops Gate Boulevard
Mt. Laurel, NJ  08054
Attn:  General Counsel
Phone No.:  (856) 206-4000
Fax No.:  (856) 206-4020
E-mail:  msullivan@medquist.com

Tenant’s Billing Address is:

Medquist Inc.
1000 Bishops Gate Boulevard
Mt. Laurel, NJ  08054
Attn:  Real Estate
Phone No.:  (856) 206-4227
Fax No.:  (856)206-4228
E-mail:

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5.             This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

LANDLORD:
BRANDYWINE OPERATING PARTNERSHIP, L.P.
WITNESS:	By:	Brandywine Realty Trust, its general partner

	By:	/s/ George D. Sowa
George D. Sowa
Senior Vice President

TENANT:
ATTEST:	MEDQUIST INC.

	By:	/s/ Kathleen Donovan
Kathleen Donovan
Senior Vice President & Chief Financial Officer